UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 26, 2007

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

Standard Register (NYSE:SR) is taking steps to align its supply chain with market opportunities and customer needs.  The company plans to organize and consolidate  its manufacturing and distribution capabilities to become more efficient in meeting customer needs.  Therefore, on January 25, 2007, the company adopted a restructuring plan to accomplish these objectives.  The actions associated with the plan are expected to be completed in the current year.  At this time, the company is unable to provide a good faith estimate of total costs of the restructuring plan, but will amend this filing as such costs are determined.

In connection with this plan, on January 26, 2007, the company announced that it will close its facility in Middlebury, Vt. and transfer equipment and production operations to three other Standard Register plants in the U.S.  The Middlebury plant, which employs about 112 people, will continue to perform limited production through May 2007.  The facility has been in operation since 1965 and produces business forms.  The company expects to record approximately $5 million of restructuring costs related to the closing of the Middlebury plant including $2 million for employee related costs and $3 million of other associated exit costs, primarily equipment removal and relocation.  These are all cash expenditures.

In conjunction with the Middlebury plant closing, the company may record a non-cash impairment charge.  At this time, the company has not completed its impairment analysis; however, if an impairment charge is required, the company does not expect it to exceed $2 million.  The company projects estimated savings resulting from the plant closure in the range of $4-$5 million on an annualized basis.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2007 and beyond could differ materially from the company’s current expectations.  Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 1, 2006.  Except as required by law or applicable regulations, the company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press Release dated January 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: January 31, 2007	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Senior Vice President, General Counsel & Secretary